CERT #	CLASS	NUMBER OF SHARES	PAR VALUE	DATE OF ISSUE
	Common			

THIS CERTIFIES THAT ....

of .... is the registered holder

of .... Shares

in the authorized capital of

GIANT OIL & GAS INC.

INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT

transferable only in the register of shareholders, and in accordance with the articles and by-laws of the corporation, by completion of the form of transfer endorsed hereon and surrender of this certificate.

IN WITNESS WHEREOF the corporation has caused this certificate to be signed by its duly authorized officer(s) this 2nd day of April, 2004.

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